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SCHEDULE 13G
CUSIP No. 57729205

Exhibit A AGREEMENT REGARDING JOINT FILING
OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange
Commission (the "SEC") any and all statements on Schedule
13D or Schedule
13G (and any amendments or supplements thereto) required under section
13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of securities of Maxtor Corporation. For that purpose, the undersigned hereby constitute and appoint Brookhaven
Capital Management, LLC, a California limited liability company, as their true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with section
13(d) and section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present.

DATED:    June 21, 1999

BROOKHAVEN CAPITAL MANAGEMENT, LLC

    /s/ Vincent A. Carrino        /s/ Vincent A. Carrino


By:
     Vincent A. Carrino            Vincent A. Carrino
     Manager